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                                                                    EXHIBIT 10.7

                                PAIRING AGREEMENT

         THIS PAIRING AGREEMENT (this "Agreement") is made and entered into as of July 1, 2003, by and among Arbor Realty Trust, Inc., a Maryland corporation (the "REIT"), Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), Arbor Realty LPOP, Inc., a Delaware corporation ("LP"), Arbor Realty GPOP, Inc., a Delaware corporation ("GP"), and Arbor Realty Limited Partnership, a Delaware limited partnership (the "OP").

         WHEREAS, concurrently with the execution of this Agreement, the REIT will file Articles Supplementary (the "Articles Supplementary") to its charter (as supplemented by the Articles Supplementary, the "REIT Charter") with the State Department of Assessments and Taxation of Maryland whereby the REIT will reclassify and designate 5,000,000 shares of its Preferred Stock as shares of Special Voting Preferred Stock, par value $0.01 per share (the "Special Voting Stock");

         WHEREAS, concurrently with the execution of this Agreement, ACM and the OP are entering into a Contribution Agreement pursuant to which ACM will transfer certain assets and related liabilities to the OP and, in exchange therefor, the OP will issue to ACM (i) 3,146,724 operating partnership units of the OP (the "Initial OP Units") and (ii) 629,345 warrants (the "ACM Warrants"), which entitle the holders to purchase additional operating partnership units of the OP (the "Warrant OP Units" and, together with the Initial OP Units, the "Paired Common Units");

         WHEREAS, concurrently with the issuance of the Initial OP Units, the REIT will issue to ACM 3,146,724 shares of Special Voting Stock and, upon the exercise of each ACM Warrant, the REIT will issue to the holder thereof a number of shares of Special Voting Stock equal to the number of Warrant OP Units issued by the OP in connection with the exercise of such ACM Warrant;

         WHEREAS, the REIT Charter provides that the REIT shall not issue or agree to issue any shares of Special Voting Stock unless effective provision has been made for the simultaneous issuance by the OP of the same number of operating partnership units of the OP, and for the pairing of such shares of Special Voting Stock and operating partnership units;

         WHEREAS, the OP and the REIT wish to enter into this Agreement for the purpose of further effectuating the pairing of shares of Special Voting Stock and the

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Paired Common Units (the "Pairing"), including the establishment of the terms and conditions which will govern the issuance and the transfer of the shares of Special Voting Stock and the Paired Common Units.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto agree as follows:

1. Transfer of Shares. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a. No share of Special Voting Stock shall be transferable, and no such share shall be transferred on the stock transfer books of the REIT, unless a simultaneous transfer is made by the same transferor to the same transferee of the same number of Paired Common Units.

         b. No Paired Common Unit shall be transferable, and no Paired Common Unit shall be transferred on the books of the OP, unless a simultaneous transfer is made by the same transferor to the same transferee of the same number of shares of Special Voting Stock.

         c. Notwithstanding anything to the contrary contained herein, upon any acquisition by the OP, the LP, the GP or the REIT of any Paired Common Units and any shares of Special Voting Stock (whether pursuant to Section 8.6 of the OP Agreement or otherwise), all restrictions on transfer set forth in this Agreement with respect to such Paired Common Units so acquired shall terminate, and any Paired Common Units acquired by the OP, the LP, the GP or the REIT may be transferred without regard to the restrictions set forth in this Agreement. The shares of Special Voting Stock shall be redeemed and cancelled in accordance with the terms of the Articles Supplementary.

         d. In the event that any shares of Special Voting Stock are transferred to a trust pursuant to the provisions of Section 7.2(b) of the REIT Charter, all of the Paired Common Units paired with such shares shall be

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                  automatically transferred to such trust concurrently therewith and shall be subject to all the provisions of Section 7.3 of the REIT Charter to the same extent that the attached shares of Special Voting Stock are so subject.

2. Issuance of Securities. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a. The REIT shall not issue or agree to issue any shares of Special Voting Stock to any person unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of Paired Common Units and for the pairing of such shares of Special Voting Stock and Paired Common Units.

         b. The OP shall not issue or agree to issue any Paired Common Units to any person unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of Special Voting Stock and for the pairing of such Paired Common Units and shares of Special Voting Stock.

         c. Upon the issuance by the REIT of a share of Special Voting Stock to any person, the REIT shall contribute any cash proceeds or other consideration received from the issuance of such share (the "Per Share REIT Consideration") to the LP, which, in turn, shall contribute such Per Share REIT Consideration to the OP in exchange for one Class A Preferred Unit of the OP (a "Preferred Unit").

3. Stock Certificates. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a. Each certificate which is issued representing shares of Special Voting Stock shall be printed "back-to-back" with a certificate evidencing the

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                  same number of Paired Common Units and shall bear a
                  conspicuous legend (on the face thereof) referring to the restrictions on transfer set forth in Section 5 of the Articles Supplementary and this Agreement.

         b. Each certificate which is issued evidencing Paired Common Units shall be printed "back-to-back" with a certificate representing the same number of shares of Special Voting Stock and shall bear a conspicuous legend (on the face thereof) referring to the restrictions on transfer set forth in this Agreement.

4. Redemption by the OP or Acquisition by the REIT of Paired Common Units. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a. Prior to the redemption of any shares of Special Voting Stock pursuant to Section 8 of the Articles Supplementary (the "Shares"):

                  i. The OP shall redeem a number of Preferred Units equal to the number of Shares for $.01 in cash per Preferred Unit pursuant to Section 4.11 of the partnership agreement of the OP, which amount shall be paid in its entirety in immediately available funds to the LP (the "LP Payment").

                  ii. Immediately following the completion of the LP Payment, the LP shall distribute the proceeds of such LP Payment to the REIT in immediately available funds, which amount shall be set aside by the REIT, separate and apart from its other funds, to redeem the Shares pursuant to Section 8 of the Articles Supplementary.

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         b.       All shares of Special Voting Stock redeemed by the REIT
                  pursuant to Section 8 of the Articles Supplementary shall be cancelled automatically and shall become authorized but unissued shares of Special Voting Stock in accordance with the Articles Supplementary, and all certificates representing such shares held by the OP shall be delivered to the REIT for cancellation promptly following the effectiveness of such redemption.

5. Stock Dividends, Reclassifications, etc. Commencing on the date hereof and continuing until such time as this Agreement shall have been terminated in the manner provided herein:

         a. The REIT shall not (i) declare or pay any dividend in respect of the outstanding shares of Special Voting Stock consisting in whole or in part of shares of Special Voting Stock, or (ii) subdivide, combine or otherwise reclassify the outstanding shares of Special Voting Stock.

         b. The OP shall not (i) declare or pay any dividend in respect of the outstanding Paired Common Units consisting in whole or in part of operating partnership units paired with shares of Special Voting Stock, or (ii) subdivide, combine or otherwise reclassify the outstanding Paired Common Units.

6. Termination. This Agreement and the Pairing may be terminated by mutual consent of the REIT, GP, LP and the OP.

7. Transfers. No Transfer of shares of Special Voting Stock or the Paired Common Units paired thereto may be made to any person, unless in each case prior to such Transfer any such transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the REIT and the OP. For purposes of this Section 7, the term "Transfer" shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition or transfer of, or any act creating a trust (voting or otherwise) with respect to shares of Special Voting Stock or the Paired Common

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         Units paired thereto.

8. No Restrictions on Issuances of Unpaired OP Units. This Agreement shall not be deemed to impose any restrictions or limitations on the ability of the OP to issue operating partnership units (other than the Paired Common Units or Preferred Units) that are not paired to shares of Special Voting Stock.

9. Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by the Board of Directors of the REIT, LP and GP. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the REIT, LP, GP and the OP.

10. Counterparts. This Agreement may be executed in counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

12. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be merged into this Agreement.

13. Headings. The various section headings are inserted for the purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

14. Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be

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         valid and enforceable to the full extent permitted by law.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf as of the date first written above.

                               ARBOR REALTY TRUST, INC.

                               By: /s/ Frederick C. Herbst
                                   ---------------------------------------------
                                   Name: Frederick C. Herbst
                                   Title: Chief Financial Officer, Treasurer
                                          and Secretary

                               ARBOR REALTY LIMITED PARTNERSHIP

                               By: Arbor Realty GPOP, Inc., its general
                                        partner

                                        By: /s/ Frederick C. Herbst
                                            ------------------------------------
                                            Name: Frederick C. Herbst
                                            Title: Secretary and Treasurer

                               ARBOR COMMERCIAL MORTGAGE, LLC

                               By: /s/ Frederick C. Herbst
                                   ---------------------------------------------
                                   Name: Frederick C. Herbst
                                   Title: Chief Financial Officer

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                               ARBOR REALTY LPOP, INC.

                               By: /s/ Frederick C. Herbst
                                   ---------------------------------------------
                                   Name: Frederick C. Herbst
                                   Title: Secretary and Treasurer

                               ARBOR REALTY GPOP, INC.

                               By: /s/ Frederick C. Herbst
                                   ---------------------------------------------
                                   Name: Frederick C. Herbst
                                   Title: Secretary and Treasurer

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